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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            BOSTON PROPERTIES, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)


                DELAWARE                         04-2473675
                --------                         ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                8 ARLINGTON STREET, BOSTON, MASSACHUSETTS 02116
                -----------------------------------------------
              (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on
Title of Class to be so registered        which each class is to be registered
----------------------------------        ------------------------------------

COMMON STOCK, $.01 PAR VALUE               NEW YORK STOCK EXCHANGE


Securities to be registered pursuant to Section 12(g) of the Act:

                                 NONE
                                 ----
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     A description of the Common Stock of the Registrant is set forth in the Prospectus that constitutes part of the Form S-11 Registration Statement of the Registrant, filed under the Securities Act of 1933 with the Securities and Exchange Commission on April 16, 1997, Registration No. 333-25279, as amended and including all exhibits thereto (the "Registration Statement"), which is incorporated herein by reference for all purposes.


Item 2.  Exhibits
         --------

     The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

          (1)  The Registration Statement

          (2)  Amended and Restated Certificate of Incorporation of Registrant

          (3)  Amended and Restated Bylaws of Registrant

          (4)  Specimen of Registrant's Common Stock certificate

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                                 SIGNATURE
                                 ---------


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              Boston Properties, Inc.



                              By:  /s/William J. Wedge
                                   -----------------------------------
                                   William J. Wedge
                                   Senior Vice President

June 12, 1997

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